MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway, Suite 311
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

April 7, 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Ladies and Gentlemen:

We are the predecessor independent registered public accounting firm for Earth Dragon Resources, Inc. (the “Company”). We have read the Company’s disclosure set forth in Item 4.01 Changes in Registrant’s Certifying Accountant of the Company’s Current Report on Form 8-K dated February 19, 2014 (the “Current Report”). Except for the fact that we were not notified of our dismissal until April 7, 2014 and therefore are not certain if February 19, 2014 is the correct date of our dismissal, we are in agreement with the disclosures in the Current Report, insofar as it pertains to our firm, Michael T. Studer CPA P.C.

                                                                                         Very truly yours,

                                                                                         /s/ Michael T. Studer
                                                                                          Michael T. Studer
                                                                                          President